SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14 INFORMATION

Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by party other than the registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               IMMUNOMEDICS, INC.
--------------------------------------------------------------------------------
   (Name of Registrant as Specified in Its Charter and of Person Filing Proxy
                                   Statement)
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Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2)   Aggregate number of securities to which transactions applies:

________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________________________

(4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________

(5)   Total fee paid

________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(1)   Amount Previously Paid:

________________________________________________________________________________

(2)   Form, Schedule or Registration Statement no.:

________________________________________________________________________________

(3)   Filing Party:

________________________________________________________________________________

(4)   Date Filed:

________________________________________________________________________________

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                               IMMUNOMEDICS, INC.
                                300 American Road
                         Morris Plains, New Jersey 07950

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD August [__], 2005

To our Stockholders:

      You are cordially invited to attend a Special Meeting of stockholders of Immunomedics, Inc., a Delaware corporation (the "Company"), which will be held at our executive offices located at 300 American Road, Morris Plains, New Jersey 07950 on August [__], 2005, at [__], local time, or at any and all adjournments thereof (the "Special Meeting").

      The purpose of the Special Meeting is to request stockholder approval of:
(i) Proposal 1 to amend our Certificate of Incorporation to increase the number of shares of common stock authorized therein from 70 million shares to 110 million shares (the "Amendment"), an increase of 40,000,000 shares; and (ii) Proposal 2 to authorize the issuance of shares of common stock upon the conversion into common stock of our 5% Senior Convertible Notes due 2008 (the "2008 Notes"), at the election of the holders of the 2008 Notes at any time or from time-to-time prior to April 29, 2008, and the issuance of shares of common stock upon the exercise of our common stock purchase warrants (the "Warrants"), at the election of the holders of the Warrants at any time or from time-to-time prior to April 29, 2008, that were issued on April 29, 2005, in a private placement effected with a limited number of qualified institutional buyers and institutional accredited investors (the "April Financing"). These matters are more fully discussed in the Proxy Statement accompanying this Notice.

      Our Board has unanimously determined that Proposal 1 and Proposal 2 are advisable and in the best interest of the Company and recommends that you vote FOR Proposal 1 and FOR Proposal 2. The Board has fixed the close of business on July [__], 2005, as the record date for determining those stockholders who will be entitled to notice of, and to vote at, the Special Meeting.

      Only stockholders of record on the record date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. If you wish to attend the Special Meeting in person, please bring with you the admission ticket attached to the enclosed proxy card or other proof of share ownership as of the record date described in the attached proxy statement. Whether or not you plan to attend the Special Meeting, your stock should be represented. To insure that your vote is counted we urge you to complete, sign and mail promptly the enclosed proxy card in the accompanying postage prepaid envelope. Alternatively, you may vote your shares via telephone or the Internet as described on the enclosed proxy card. Proxies forwarded to you by or for brokers or fiduciaries should be voted and returned as requested by them. Voting by proxy card, telephone or Internet will not limit your right to attend the Special Meeting or to vote in person, but will insure your representation if you cannot attend. You may revoke your proxy in writing at any time prior to the time it is voted. You may also revoke your proxy by attending the Special Meeting and voting in person; your proxy will not automatically be revoked by your attendance at the Special Meeting.

      A notice of the Special Meeting, proxy statement and proxy card are enclosed with this letter. We encourage you to read the notice of the Special Meeting and proxy statement so that you may be informed about the business to come before the Special Meeting. We hope that you will find it convenient to attend the Special Meeting in person.


      To insure that your shares are represented and that your vote is counted at the Special Meeting and to insure the presence of a quorum, please vote by telephone, Internet or by completing and mailing the enclosed proxy card in the return postage prepaid envelope provided. If you do attend the Special Meeting, you may withdraw your proxy should you wish to vote in person. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                       Sincerely yours,

                                       By:   /s/ Cynthia L. Sullivan
                                           ------------------------------------
                                           Cynthia L. Sullivan,
                                           President and Chief Executive Officer

July [__], 2005
Morris Plains, New Jersey


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

          STOCKHOLDERS SHOULD CAREFULLY READ THE ENTIRE PROXY STATEMENT
                        PRIOR TO RETURNING THEIR PROXIES

           PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
                               IMMUNOMEDICS, INC.

                          TO BE HELD August [__], 2005

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Immunomedics, Inc., a Delaware corporation (the "Company"), of proxies to be voted at a Special Meeting of stockholders to be held at the Company's executive offices located at 300 American Road, Morris Plains, New Jersey 07950 on August [__], 2005, at 10:00 a.m. local time or at any and all adjournments or postponements thereof (the "Special Meeting"), for the purpose set forth in the accompanying Notice of Special Meeting of Stockholders (the "Notice"). This Proxy Statement and the proxy card will be first mailed to stockholders on or about August [__], 2005.

                         VOTING RIGHTS AND SOLICITATION

      As of July [__], 2005 (the "Record Date"), there were outstanding [__] shares of our common stock held by approximately [__] holders of record and [__] beneficial owners. Only holders of shares of common stock on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Holders of our common stock are entitled to one vote on each matter presented at the Special Meeting for each share held of record. The presence in person or by proxy of holders of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Special Meeting. If a quorum should not be present, the Special Meeting may be adjourned until a quorum is obtained.

      Assuming a quorum is present, (i) Proposal 1 requires for approval the affirmative vote, in person or by proxy, of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date and (ii) Proposal 2 requires the affirmative vote, in person or by proxy, of holders of record of a majority of the shares present at the Special Meeting. We are not requesting an amendment to the number of authorized preferred shares, which will remain at 10 million shares.

      The expense of preparing, printing and mailing this Proxy Statement, the exhibits hereto and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

      Proposal 1 and Proposal 2 are not considered routine matters. Therefore, brokerage firms may not vote shares for which no proxy is received. This is called a "broker non-vote". Broker non-votes will be counted for quorum purposes. Broker non-votes will have the effect of a vote against Proposal 1, but not Proposal 2, because Proposal 1 requires the affirmative vote of a majority of the outstanding shares, rather than a majority of the quorum.

      The Company has entered into an agreement with [            ] to assist in
the solicitation of proxies and to provide related advice and informational support. The total expense of this engagement, including customary
disbursements, is not expected to exceed $[      ] in the aggregate.

      Proxies given by stockholders of record for use at the Special Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by writing at any time up to and including the last business day preceding the day of the Special Meeting, or any adjournment thereof, at which the proxy is to be used, or with the secretary of the Special Meeting on the day of the Special Meeting or adjournment thereof.


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

      ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. THERE WILL NOT BE ANY MATTERS PRESENTED AT THE SPECIAL MEETING OTHER THAN THOSE RELATING TO THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT AND ACCOMPANYING NOTICE.


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

                           QUESTIONS AND ANSWERS ABOUT
                   THE PROXY MATERIALS AND THE SPECIAL MEETING

================================================================================

WHY ARE WE CALLING THIS
SPECIAL MEETING?              Proposal 1 - To amend our Certificate of
                              Incorporation to increase the number of authorized shares of common stock from 70 million to 110 million shares, an increase of 40 million shares;
                              and

                              Proposal 2 - To authorize issuance of shares of our common stock upon the conversion into common stock of our 2008 Notes, at the election of the holders thereof (the "Noteholders") at any time or from time-to-time prior to April 29, 2008, and the exercise into common stock of our Warrants, at the election of the holders thereof (the "Warrantholders") at any time or from time-to-time prior to April 29, 2008. We refer to conversion of Notes and exercise of Warrants throughout this proxy statement simply as the "conversion" of Notes and Warrants.

WHO CAN VOTE?                 For each share of our common stock that you owned
                              as of the close of business on July [_], 2005, the Record Date for this Special Meeting, you are entitled to one vote on each matter to be voted upon at the Special Meeting. On the Record Date, there were [___] shares of Immunomedics common stock issued and outstanding.

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HOW DO I VOTE?                If your shares are registered directly in your
                              name, you may vote:

                                 o Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included on the proxy card. Stockholders with shares registered directly with us may vote (i) by telephone by dialing [(8XX) XXX-XXXX] (toll free from the United States and Canada) or (ii) by Internet by going to the website of our tabulator, www.voteproxy.com. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 1:00 a.m. (Eastern Time) on the day of the Special Meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

                                 o  By Mail. Complete and sign the enclosed
                                    proxy and mail it in the enclosed postage prepaid envelope to American Stock Transfer & Trust Company. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board.

                                 o In Person at the Meeting. If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Special Meeting.

                              If your shares are held in "street name" (held for your account by a broker or other nominee) you may vote:

                                 o  Over the Internet. You will receive
                                    instructions from your broker or other


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

                                    nominee if you are permitted to vote over the Internet.

                                 o By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

                                 o In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the Special Meeting. You will not be able to enter the Special Meeting or vote unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

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IF I VOTE BY PROXY, HOW
CAN I CHANGE MY VOTE?         You may revoke your proxy and change your vote at
                              any time before the Special Meeting. To do this, you must do one of the following:

                                 o Vote over the Internet or by telephone as instructed above. Only your latest vote is counted.

                                 o Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.

                                 o  Attend the Special Meeting and vote in
                                    person. Attending the Special Meeting will not revoke your proxy unless you specifically request it.

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WILL MY SHARES BE VOTED
IF I DO NOT RETURN MY
PROXY? If your shares are registered directly in your name, your shares will not be voted if you do not vote yourself over the Internet, by telephone or return your proxy, or attend and vote at the Special Meeting. If you have misplaced your proxy, you may obtain another by contacting American Stock Transfer & Trust Company at 1-877-777-0800, or writing them at 59 Maiden Lane, New York, New York 10038.

                              If your shares are held in "street name," and you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm will leave your shares unvoted because neither Proposal 1 nor Proposal 2 are considered routine matters for which brokers are permitted to vote on your behalf. Therefore, we encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the Special Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

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HOW WILL ABSTENTIONS BE
TREATED Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against Proposal 1 but not Proposal 2, because Proposal 1 requires the affirmative vote of a majority of the outstanding shares, rather than a majority of the quorum.

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HOW WILL BROKER
NON-VOTES BE TREATED          Broker non-votes will be counted for quorum
                              purposes. Broker non-votes will have the effect of a vote against Proposal 1, but not Proposal 2, because Proposal 1 requires the affirmative vote of a majority of the outstanding shares, rather than a majority of the quorum.

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WHAT DOES IT MEAN IF I
RECEIVE MORE THAN ONE
PROXY CARD?                   It means that you have more than one account in
                              which our stock is held, which may be at the transfer agent, with stockbrokers or otherwise.
                              Please vote over the Internet, by telephone or complete and return all proxies for each account to ensure that all of your shares are voted.
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HOW MANY SHARES
MUST BE PRESENT TO
HOLD THE                      A majority of our outstanding shares of common
                              stock as of the Record Date must be present at the Special Meeting to hold the Special Meeting and conduct business. This is called a quorum. Shares will be counted as present at the Special Meeting if the


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

SPECIAL MEETING?              stockholder votes over the Internet, by telephone,
                              completes and submits a proxy or is present in person at the Special Meeting. Shares that are present that vote to abstain or do not vote are counted as present for establishing a quorum. If a quorum is not present, we expect that the Special
                              Meeting will be adjourned until we obtain a quorum.

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WHAT VOTE IS REQUIRED TO
APPROVE THE PROPOSALS
AND HOW ARE VOTES
COUNTED? PROPOSAL 1. To amend the Company's certificate incorporation to increase the number of authorized shares of common stock from 70 million shares to 110 million shares, a quorum must be present or represented by proxy at the Special Meeting and stockholders holding a majority of our outstanding common stock must vote FOR this proposal. If your broker holds your shares in "street name," and if you do not vote your shares, your brokerage firm does NOT have the authority to vote your shares and will therefore be treated as a no vote.

                              PROPOSAL 2. To authorize issuance of shares of our common stock upon the conversion into common stock of our 2008 Notes, at the election of the Noteholders at any time or from time-to-time prior to April 29, 2008, and the exercise into common stock of our Warrants, at the election of the Warrantholders at any time or from time-to-time prior to April 29, 2008, a quorum must be present or represented by proxy at the Special Meeting, and stockholders holding a majority of the shares voting at the Special Meeting, in person or by proxy, must vote FOR this proposal. If your broker holds your shares in "street name," and if you do not vote your shares, your shares will be counted for purposes of determining whether a quorum is present, but will not be counted for the outcome of the vote.

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HOW DOES THE BOARD OF
DIRECTORS RECOMMEND THAT
I VOTE?                       Our Board Recommends that you vote:

                              FOR PROPOSAL 1. The Board unanimously recommends a vote FOR Proposal 1 to increase our authorized shares of common stock from 70 million shares to 110 million shares, an increase to 40 million shares.

                              FOR PROPOSAL 2. The Board unanimously recommends a vote FOR Proposal 2 to authorize issuance of shares of our common stock upon the conversion into common stock of our 2008 Notes, at the election of the Noteholders at any time or from time-to-time prior to April 29, 2008, and the exercise into common stock of our Warrants, at the election of the Warrantholders at any time or from time-to-time prior to April 29, 2008.

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WHY IS THE COMPANY
SEEKING STOCKHOLDER
APPROVAL?                     PROPOSAL 1. It is critical to our business and
                              strategy to have common stock available to fund our operations and expansion plans, including for use in licensing agreements, joint ventures, the development of strategic relationships and acquisitions (none of which is currently the subject of any agreement, arrangement or understanding) and for use in compensating and motivating key employees. Under Delaware corporate law, we need stockholder approval to amend our Certificate of Incorporation to increase the number of authorized shares of common stock.
                              Currently, the Company has no shares of common stock that are not issued or reserved for issuance. For that reason, we are seeking stockholder approval to increase our authorized shares of common stock from 70 million shares to 110 million shares, an increase of 40 million shares. In addition, in connection with the issuance of the 2008 Notes and Warrants, we agreed in the indenture pursuant to which we issued the 2008 Notes, and the related purchase agreements for the 2008 Notes and Warrants we entered into with the investors, to seek stockholder approval of an increase in our authorized common stock by not less than 5.5 million shares to permit the conversion of the 2008 Notes and Warrants. (See also "Why we are seeking to Increase our Authorized Capital by 40 million shares when we are only required to


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

                              seek a 5.5 million share increase" below.)

                              PROPOSAL 2. We are seeking stockholder approval of Proposal 2 as part of a plan we submitted to the Nasdaq Staff in response to their letter notifying us that they will delist our shares. We believe that if stockholders adopt Proposal 1 and Proposal 2 and holders of the 2008 Notes and Warrants agree to certain amendments to the indenture and warrant agreement, we may remain listed on the Nasdaq.

                              In particular, the Nasdaq Staff stated that they believe that the offering of 2008 Notes and Warrants violated their rule (the "Nasdaq 20% Rule") that we obtain stockholder approval for transactions other than a public offering prior to the issuance of listed securities potentially in an amount in excess of 20% of our issued and outstanding stock if such issuance is, actually or potentially, at a price that is less than the greater of book or market value of the stock on the date of issuance. The initial conversion price of the 2008 Notes and Warrants was in excess of the greater of book and market value of the common stock on the date of issuance, April 29, 2005. However, the Nasdaq Staff stated that one of the anti-dilution provisions of the indenture and warrant agreement violated the Nasdaq 20% Rule because the conversion price of the 2008 Notes and Warrants could potentially be reduced to below the closing date market price of our stock. In addition, the Nasdaq Staff stated that our agreement to seek stockholder approval as we agreed to do in the purchase agreements and indenture, was flawed because the indenture gives the Noteholders the right to specified increases in interest rates and a "put" right to us if the increase in our common stock (reflected in Proposal 1) is not approved by January 15, 2007, in violation of the Nasdaq Staff interpretation of the Nasdaq 20% Rule.

                              We may not succeed in staying listed on Nasdaq. Having received the Nasdaq letter notifying us of the Nasdaq Staff's determination, to delist our securities, we are attempting to effect a plan that would address Nasdaq's concerns and are also appealing that determination. If Nasdaq were to entertain our efforts to effect such a plan, we believe we would need to receive stockholder approval of both Proposal 1 and Proposal 2 and succeed in agreeing with the holders of the 2008 Notes and Warrants to amendments to the indenture and warrant agreement that would satisfy Nasdaq's concerns. As a result, we believe approval of Proposal 2 alone is not sufficient to continue the Company's listing with the Nasdaq. In addition, we may not be successful in appealing the Nasdaq delisting determination. As a result of the above, we cannot assure you that we will be successful in staying listed with Nasdaq.

                              Furthermore, we have applied for, and are continuing to pursue, the transfer of our common stock listing to the American Stock Exchange ("AMEX"). No assurances can be given with respect to the timing or success of our AMEX listing application.

                              If our stock is not accepted for listing on either the Nasdaq National Market or the AMEX, we cannot assure you that it would then be available for trading on the OTC Bulletin Board. In that event, stockholders may have difficult time getting a quote for the sale or purchase of our stock, the sale or purchase our stock would likely be made more difficult, and the trading volume and liquidity of our stock would likely decline. The absence of such a listing may adversely affect either or both of the acceptance of our common stock for as currency or the value accorded it by the other party and would result in adverse publicity.

                              Listing on a recognized national trading market, like the AMEX or Nasdaq, can also affect the Company's ability to benefit from the use of its common stock as consideration in connection with any future financing or strategic relationships it may undertake. The absence of such a listing may adversely affect either or both of the acceptance of our common stock for such purpose or the value accorded it by the other


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

                              party and would result in adverse publicity.

--------------------------------------------------------------------------------

WHAT WILL HAPPEN IF THE
PROPOSALS ARE NOT
APPROVED? WHAT ARE THE
"ALTERNATIVES"?               PROPOSAL 1. If Proposal 1 is not approved, we will
                              not have available unissued shares of common stock for future issuance in connection with our business and in furtherance of opportunities that may become available to us. Having a sufficient number of authorized and unissued shares is, in the opinion of our Board of Directors, important to our business and strategy.

                              We currently have no authorized common stock that is not issued and outstanding or reserved for issuance. We require available common stock to fund our operations and expansion plans, including for use in licensing agreements, joint ventures, the development of strategic relationships and acquisitions (none of which is currently the subject of any agreement, arrangement or understanding) and for use in compensating and motivating key employees.

                              If Proposal 1 is not approved, we will be subject to interest rate increases and a "put" right regarding the 2008 Notes. Under the terms of the indenture, we are required by August 29, 2005, to increase our authorized common stock by not less than 5.5 million shares (which 5.5 million shares would, together with the approximately 8.9 million shares we reserved on April 29, 2005, permit us to convert all 2008 Notes at the initial conversion price) or be subject to successive 1% monthly increases in the initial interest rate (5% per annum) capped at 15% per annum, and eventually be subject to a "put" right, whereby the Noteholders may require the Company to repurchase the 2008 Notes. Pursuant to the terms of the indenture, we escrowed $14.3 million of the proceeds of the sale of the 2008 Notes and Warrants in the event we are required to repurchase the 2008 Notes pursuant to the "put" right described in the prior sentence. In addition to the 5.5 million shares required for full conversion of the 2008 Notes sold in the April Financing, we require at the initial conversion rate and exercise price, approximately up to 6.3 million shares for exercise of the Warrants and conversion of the "option" 2008 Notes and "option" Warrants (together with the "option 2008 Notes", the Option); the investors were granted in the April Financing the right to purchase on or before August 27, 2005, up to an additional 20% of the amount of 2008 Notes and Warrants purchased in the April Financing.

                              PROPOSAL 2. If Proposal 2 is not approved, we will not under any circumstances be able to address the Nasdaq's position regarding delisting. Even if Proposal 2 is approved, there is no assurance we will be successful in continuing our Nasdaq listing. If we lose our Nasdaq listing, our shares would nor then trade on the Nasdaq National Market not would our shares be eligible for trading on the Nasdaq SmallCap Market. We have applied for the transfer of the listing of our common stock to the AMEX, but we cannot assure you that that application will be approved.

                              In addition, if Proposal 1 is approved but Proposal 2 is not approved, we would be subject to the terms of the indenture described in the preceding paragraph. That is, a vote to increase the authorized common stock by 40 million shares (i.e. Proposal 1), does not automatically allow us to issue the additional 5.5 million shares required in connection with the April Financing (which is the subject of Proposal 2). Only stockholder approval of both Proposals 1 and 2 would allow us to issue the additional 5.5 million shares of common stock required in connection with the April Financing.

                              If stockholders approve Proposal 1 but decline to approve Proposal 2, we may be required to decline to authorize the issuance of common stock upon conversions of 2008 Notes or exercises of Warrants. In any such case, we would be subject to the interest rate increases and "put" rights of the holders of the Notes under the indenture and may be deemed to be in default under the warrant agreement.

                              GENERAL. As a result, if neither Proposal is approved, we will likely face several adverse consequences. These adverse consequences include the following:

                                 o not having common stock available for our business and strategy as described above;

                                 o  having higher cash expenses due to the
                                    increase in the interest rate on the 2008
                                    Notes, which interest expense we will also not be able to satisfy by the payment of common stock as the indenture would otherwise permit;

                                 o  having to potentially repurchase the 2008
                                    Notes in satisfaction of the holders' "put" rights in 2007, for which only a portion of the necessary funds is in escrow;

                                 o as a result of the above, having less cash (possibly an insufficient amount)to fund the ongoing clinical trials of our lupus drug, epratuzumab, and to fund any of our other operations at that time;

                                 o possibly being in default under the warrant agreement;

                                 o the delisting of our stock from the Nasdaq National Market (which may also occur if we are not successful in seeking an amendment to the indenture and warrant agreement even if stockholders approve both Proposals) and which may occur even if we are successful in these efforts; and

                                 o a decreased likelihood that our stock will be accepted for listing on the AMEX.

--------------------------------------------------------------------------------

WHY ARE WE SEEKING TO
INCREASE OUR AUTHORIZED
CAPITAL BY 40 MILLION
SHARES WHEN WE ARE ONLY
REQUIRED UNDER THE TERMS
OF THE APRIL FINANCING
TO SEEK A 5.5 MILLION
SHARE INCREASE?               We are seeking to increase our authorized shares
                              of common stock by 40 million shares even though we are only required under the terms of the April
                              Financing to seek a 5.5 million share increase for the following reasons:

                                 o having available unissued shares is critical to our business, strategy and continued operations as described above;

                                 o having the right, at our sole discretion, to satisfy interest expense on the 2008 Notes by paying it in common stock, as the indenture permits;

                                 o having available common stock for continued use in motivating our key employees; and

                                 o being able to satisfy our obligations under the April Financing with respect to the issuance of common stock should the investors exercise their option to increase their investment in the Company by up to 20% of the amount invested (the "Option").

                              The 5.5 millions shares that will be set aside for such purposes in accordance with our obligations under the April Financing, if approved by the stockholders, will be sufficient, when added to
                              8.9 million shares of common stock we currently have remaining of our authorize common stock, for all purposes related to the terms of the April Financing

                              As a result of the above, our Board of Directors believes it is critical to our business, strategy and continued operations that our stockholders approve both of the Proposals. We believe that listing our stock on either the Nasdaq or the AMEX markets is an important part of our business strategy and helps our stockholders by providing a readily available trading market with readily available current quotations. We cannot assure you, however, that even if both Proposals are approved by our stockholders we will remain listed on the Nasdaq or achieve listing on the AMEX. Even if both Proposals are approved by our stockholders, the Nasdaq may not change their position regarding the delisting of our stock. If our stock is not accepted for listing on either the Nasdaq National Market or the AMEX, we cannot assure you that it would then be available for trading on the OTC Bulletin Board. In that event, stockholders may have difficult tiem getting a quote for the sale or purchase of our stock, the sale or purchase our stock would likely be made more difficult, and the trading volume and liquidity of our stock would likely decline. The absence of such a listing may adversely affect either or both of the acceptance of our common stock for as currency or the value accorded it by the other party and would result in adverse publicity.

                              Listing on a recognized national trading market, like the AMEX or Nasdaq, can also affect the Company's ability to benefit from the use of its common stock as consideration in connection with any future financing or strategic relationships it may undertake. The absence of such a listing may adversely affect either or both of the acceptance of our common stock for such purpose or the value accorded it by the other party and would result in adverse publicity.

--------------------------------------------------------------------------------

ARE THERE OTHER MATTERS
TO BE VOTED ON AT THE
SPECIAL MEETING?              Under our bylaws, no other business besides that
                              related to the purpose specified in the Notice may be transacted at this Special Meeting.

--------------------------------------------------------------------------------

WHERE DO I FIND THE
VOTING RESULTS OF THE
SPECIAL MEETING?              We will announce preliminary voting results at the
                              Special Meeting based on the proxies tabulated by our registrar. We will publish final results in a Form 8-K and in our Annual Report on Form 10-K for the year ending June 30, 2005, which we are required to file with the Securities and Exchange
                              Commission (the "SEC") on or before September 13,
                              2005. To request a printed copy of the Form 10-K, please write to Investor Relations, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey
                              07950, or e-mail Investor Relations at
                              investor@immunomedics.com. You will also be able to find a copy on the Internet through our website at www.Immunomedics.com or through the SEC's electronic data system called EDGAR at www.sec.gov.

--------------------------------------------------------------------------------

WHO WILL PAY THE COSTS
OF SOLICITING THESE
PROXIES? We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

                              The Company has entered into an agreement with
                              [                ] to assist in the solicitation
                              of proxies and provide related advice and
                              informational support. The total expense of this engagement, including customary disbursements, is
                              not expected to exceed $[              ] in the
                              aggregate.

--------------------------------------------------------------------------------

HOW CAN I RECEIVE FUTURE
PROXY STATEMENTS AND
ANNUAL REPORTS OVER THE       This Proxy Statement is available on our Internet
                              site at www.Immunomedics.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you hold your shares directly and not through a broker, a "stockholder of record", you can choose this option when you vote over the Internet and save us the cost of producing and mailing

INTERNET INSTEAD
OF IN THE MAIL?               these documents. If you are a stockholder of
                              record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

                      INFORMATION CONCERNING THE PROPOSALS

      Our Board has unanimously adopted resolutions recommending:

      (i) Proposal 1, which is to request stockholder approval of an amendment to our Certificate of Incorporation to increase the Company's number of authorized shares of common stock from 70 million shares to 110 million shares, an increase of 40 million shares (with no change to our preferred stock); and

      (ii) Proposal 2, which is to authorize the issuance of shares of common stock upon the conversion into common stock of our 2008 Notes and upon the exercise of our Warrants in accordance with the April Financing. As of May 6, 2005, the Company had 54,073,059 shares of common stock and no preferred stock outstanding.

      Our Board believes it is important to the Company that we increase our authorized shares of common stock by 40 million shares and that the issuance of shares of our common stock upon the conversion of the 2008 Notes and Warrants be authorized.

      The Board believes that the Proposals are important to the Company's business, strategy and ongoing operations for the following reasons:

      o it is critical to have common stock available to fund our operations and expansion plans, including for use in licensing agreements, joint ventures, the development of strategic relationships and acquisitions;

      o we reserve unissued common stock in connection with the grant of options under our stock option plans, which is an important way we compensate and motivate our key employees;

      o if neither Proposal is approved, we will likely face several adverse consequences, including the following:

            o having higher cash expenses due to the increase in the interest rate on the Notes, which interest expense we will also not be able to satisfy by the payment of common stock as the indenture would otherwise permit;

            o having to potentially repurchase the Notes in satisfaction of the holders' put rights in 2007, for which only a portion of the necessary funds is in escrow;

            o as a result of the above, having less cash (possibly an insufficient amount) to fund the ongoing clinical trials of our lupus drug, epratuzumab, and to fund any of our other operations at that time;

            o     possibly being in default under the Warrant Agreement;

            o the delisting of our stock from the Nasdaq (which may also occur if we are not successful in seeking an amendment to the indenture and warrant agreement even if stockholders approve both Proposals); and

            o decreasing the likelihood that our stock will be accepted for listing on the AMEX.

      We believe that listing our stock on either the Nasdaq or the AMEX markets is an important part of our business and strategy and helps our stockholders by providing a readily available trading market with current quotations. We cannot assure you, however, that even if both Proposals are approved by our stockholders we will remain listed on the Nasdaq or achieve listing on the AMEX. Even if both Proposals are approved by our stockholders, the Nasdaq may not change their position regarding the delisting of our stock. If our stock is not accepted for listing on either the Nasdaq National Market or the AMEX, we cannot assure you that it would then be available for trading on the OTC Bulletin Board. In that event, stockholders may have difficult time getting a quote for the sale or purchase of our stock, the sale or purchase our stock would likely be made more difficult, and the trading volume and liquidity of our stock would likely decline. The absence of such a listing may adversely affect either or both of the acceptance of our common stock for as currency or the value accorded it by the other party and would result in adverse publicity.

      Listing on a recognized national trading market like the Amex or Nasdaq will also affect the Company's ability to benefit from the use of its common stock as consideration in connection with any future financing or strategic relationship it may undertake. The absence of such a listing may adversely affect either or both of the acceptance of our common stock for such purpose or the value accorded it by the other party and would result in adverse publicity.

      If Proposal 1 is adopted, the share increase will become effective upon filing an amended Certificate of Incorporation with the Secretary of State of the State of Delaware. If Proposal 2 is adopted, it will become effective immediately. If Proposal 1 is adopted but Proposal 2 is not adopted by the stockholders, the number of the Company's authorized shares will increase, but none of them will be issuable in connection with the conversion of the 2008 Notes or Warrants, including any Option to purchase 2008 Notes or Warrants. In that event, , we will be subject to the "alternatives," under the indenture, which are an increase in the interest rate on the 2008 Notes from 5% to a maximum of 15% annually, in 1% monthly increments, beginning on August 27, 2005, and eventually, on January 15, 2007, a right of the Noteholders to "put" their Notes to us at any time and from time-to-time in the future. It could also result in us being deemed to be in default under the 2008 Notes, in which event the holders thereof could demand immediate repayment of the funds they invested in the April Financing. As a result of the above, the Board believes it is important and in the Company's best interest for stockholders to approve both Proposal 1 and Proposal 2.

Background Information

      Clinical Trials

      On January 5, 2005, the Company received notice from the U.S. Food and Drug Administration approving Fast Track Product designation of epratuzumab for the treatment of patients with moderate and severe systemic lupus erythematosus. Accordingly, the Company's requirement for substantial additional capital for research and development expenses and initially to fund commencement of Phase III clinical trials of epratuzumab for the treatment of patients with moderate and severe lupus increased substantially. We decided that the April Financing, both as to its amount and timing, was vital to the execution of our development plans for epratuzumab, and to allowing us flexibility and leverage to advance trials, as well as to affording us a base to negotiate with potential strategic development partners. Our choice to pursue the foregoing and to complete the April Financing at that juncture in our research and development program has allowed us to continue evaluating potential strategic partnerships without delaying the Phase III clinical trials.

      The April Financing

      On April 29, 2005, we issued $37,675,000 million principal amount of 2008 Notes and Warrants in a private placement exempt from the registration requirements of the Securities Act of 1933. For each $1,000 principal face amount of 2008 Notes purchased, the purchaser received a Warrant to purchase approximately 76.39 shares of common stock. The Warrants are detachable from the 2008 Notes and may be traded separately subject to certain restrictions on transfer. The Warrants expire in any event on April 27, 2008 and are exercisable at $2.98 per share of common stock, subject to specified adjustment. Each purchaser was also granted a 120-day option to purchase up to an amount equal to 20% of the 2008 Notes and Warrants purchased by such purchasers at the initial closing ("Option") at the offering price plus accrued interest. At closing, we retired our outstanding $10 million principal amount of 3.25% Convertible Notes due January 2006 (the "Prior Notes") by paying to the holder thereof approximately $5.09 million from the proceeds of the offering and issuing to the holder a 2008 Note in the original principal amount of $5.0 million (the cash represented $5 million face value of the Prior Notes plus interest accrued on the 2006 Notes through April 29, 2005).

      We have reserved approximately 8.9 million shares of our authorized and unissued common stock for conversion of the 2008 Notes, which represents all of our currently available authorized and unissued common stock. To convert all of the 2008 Notes outstanding at the initial conversion price, we require approximately 14.39 million shares of common stock, or approximately 5.5 million shares more than we currently have available under Delaware law. The Notes are exercisable at the option of the holders on a first-come, first served basis up to the 8.9 million shares reserved for issuance as described above, subject to the share increase that is the topic of

Proposal 1 and which remains subject to both Proposals. The Warrants are exercisable commencing on the effective date of filing with the Secretary of State of the State of Delaware effecting a share increase of not less than 5.5 million shares. At the closing of the April Financing on April 29, 2005, we deposited with an escrow agent in an interest bearing account $14.3 million of the net proceeds of the April Financing, which amount represents the approximate portion of the original principal amount of the 2008 Notes that we would be unable to convert in the event we do not obtain an affirmative stockholder vote on Proposal 1.

      If both Proposals are not approved by our stockholders, and we are not permitted to issue shares of common stock upon conversion of the 2008 Notes, we will be subject to the "alterations" under the indenture which are an increase in the interest rate on the 2008 Notes from 5% to a maximum of 15% annually, in 1% monthly increments beginning on August 27, 2005, and eventually, on January 15, 2007, a right of the Noteholders to "put" their Notes to us at any time and from time-to-time in the future.

Interest

      Interest on the 2008 Notes is payable semi-annually in arrears and, if Proposal 1 is approved, may be paid at our discretion, in cash or shares of our common stock that would be valued at 95% of the daily volume weighted average price of our common stock over the three trading day period ending on the trading day prior to the interest payment date. The initial conversion price of the 2008 Notes is $2.62. The 2008 Notes are exercisable at the option of the holders on a first-come, first served basis up to the 8.9 million shares reserved for issuance as described above, subject to the share increase that is the topic of Proposal 1 and which remains subject to both Proposals. Therefore, if Proposal 1 is approved, but Proposal 2 is not, the Company may have to refuse to honor conversions of the 2008 Notes or Warrants and may therefore be in default under the indenture and the warrant agreement. If both Proposal 1 and Proposal 2 are approved, we may also cause the holders to convert the 2008 Notes into shares of common stock prior to the maturity date, if for at least 20 trading days in any consecutive 30 trading day period, the current stock price exceeds 150% of the conversion price on such 30th trading day. Upon conversion, in addition to principal and accrued but unpaid interest, holders will receive a lump sum payment equal to the amount of interest that would have otherwise accrued on the 2008 Notes for the remainder of the 3 year term, payable at our election in cash or in shares of common stock (valued as set forth below).

Immunomedics' Right to Elect to Cause Conversion of the 2008 Notes; Noteholders' Right to Elect to Convert the 2008 Notes

      Under the indenture, we have the right under certain circumstances to require the Noteholders to convert their 2008 Notes into our common stock. If the 2008 Notes are converted into common stock at our election, the stock issued upon conversion will be valued at the greater of (i) $3.93 (subject to adjustment as provided in the indenture) and (ii) 95% of the daily volume weighted average price of our common stock for the three day period beginning on and including the trading day prior to the conversion date, to and including the trading day following the conversion date. If the conversion is at the holder's option, the stock issued upon conversion will be valued at the greater of (i) $2.38, and (ii) 95% of the daily volume weighted average price of our common stock for the three day period beginning on and including the trading day prior to the conversion date, to and including the trading day following the conversion date.

Anti-Dilution Provisions

      If, while any Notes or Warrants are outstanding, we issue common stock or securities convertible into or exchangeable or exercisable for common stock, at a price per share less than the then applicable conversion or exercise price in effect for the 2008 Notes and Warrants, respectively, the conversion price of the outstanding 2008 Notes and Warrants will be adjusted to such price. This type of provision is often termed a "full ratchet" anti-dilution provision and was a subject of the Nasdaq Staff's delisting declaration. In addition, the 2008 Notes and Warrants contain customary anti-dilution provisions relating to stock dividends, stock splits, and similar matters.

Participation

      Furthermore, if we propose to issue additional securities in the future (other than under the Option described above and in certain other limited circumstances) for a price per share less than the conversion price or exercise price at that time in effect with respect to the 2008 Notes and Warrants, we are required to give the holders thereof at least 10 days' prior notice detailing the proposed issuance. Each holder shall have the option, exercisable within five days of such notice, to subscribe for an amount of securities equal to such holder's pro rata percentage of shares outstanding on an as-if-converted basis on terms not materially less beneficial to the holder than those set forth in the notice.

Registration Rights

      We entered into a registration rights agreement with the holders of the 2008 Notes, Warrants and common stock issuable upon conversion of the 2008 Notes or Warrants to register the resale of these securities pursuant to a shelf registration statement that we have agreed to use our best efforts to file by August 29, 2005, and cause to be effective under the Securities Act of 1933 by October 27, 2005. If, on or prior to August 29, 2005, we have not filed the shelf registration statement with the SEC, or if on or prior to October 27, 2005, the shelf registration statement has not been declared effective by the SEC, we will be subject to successive 0.5% per month increases in the interest rate payable on the 2008 Notes, to a maximum of an additional 2.0% per annum.

Lock-ups

      Pursuant to the terms of the April Financing, the Company and two of our executive officers and directors (Dr. David M. Goldenberg and Ms. Cynthia L. Sullivan) agreed (subject to certain limited exceptions) not to offer or sell, directly or indirectly, any shares of common stock or Company debt securities owned by them until the later of (i) 90 days from the initial closing date, and
(ii) the date on which all of the 2008 Notes and common stock issuable upon conversion of the 2008 Notes or Warrants are registered under the Securities Act of 1933.

Nasdaq Additional Listing Notification

      On May 19, 2005, the Company received a letter from the Staff notifying the Company that the April Financing was deficient with respect to its standard for continued listing. The Staff stated that it believed that the April Financing did not comply with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) (the "Rule"). The Rule provides that stockholders must approve an issuance of securities other than a public offering when the sale, issuance or potential issuance by the company of common stock or securities convertible into or exercisable for common stock equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock outstanding before the issuance of the stock or securities. During the weeks following the Company's receipt of the May 19 letter, the Company engaged in various discussions with, and submitted various letters in response to, the Nasdaq Staff making all possible efforts to address the issues raised by the May 19 letter, including a specific written plan and timetable. Although the Company believed it had submitted a detailed plan and timetable responsive to various discussions with the Nasdaq Staff, the Company received a notice of delisting from the Nasdaq on June 10, 2005.

      The position of the Nasdaq Staff is that the "full ratchet" anti-dilution provision of the indenture and warrant agreement could potentially reduce the conversion price to below market value without shareholder approval. As a result, the Nasdaq Staff stated that the April Financing violated the Rule. The Company did agree in the indenture to call a special meeting of stockholders to increase its authorized and unissued common stock sufficient to cover the conversion of all Notes and Warrants by obtaining approval at the special meeting of stockholders and by then amending its certificate of incorporation to effect that share increase, with the proviso that, (1) if it did not effect that share increase within 120 days following the April 29, 2005, closing additional interest would accrue on the Notes at an annual rate of 1%, increasing by 1% annually every 30 days thereafter to a maximum aggregate interest rate of 15% and (2) if the share increase did not occur by January 15, 2007, holders would have the right to require the Company to purchase the 2008 Notes, in whole or in part, at any time or from time-to-time, at 100% of their principal amount plus any accrued and unpaid interest to the repurchase date. The Nasdaq Staff stated that the contemplated stockholder vote did not comply with its interpretation of the Rule for two reasons. First, because holders of the 2008 Notes could convert their 2008 Notes into common stock and vote it at such a meeting, the Nasdaq Staff stated that the limitation on issuing shares in violation of the 20% threshold was artificial, a so-called "artificial cap." Second, the Nasdaq Staff stated that, because the indenture contains so-called "alternative outcomes" (i.e., the potential interest rate increase and holder "put" right), the effect of the stockholder vote to approve the share increase would be invalid because the presence of these alternative outcomes would have a coercive effect on the stockholder vote.

      The Nasdaq Staff stated the position described above notwithstanding the following:

      o Details regarding the material terms of the April Financing were delivered by the Company to the Nasdaq Staff as far in advance of the April 29, 2005 closing date as was possible in view of the dynamic financing environment surrounding the transaction, albeit less than 15 days before the closing as is required by the Rule. The Staff, however, did not at that time advise the Company that the April Financing failed to comply with the Rule.

      o The "full-ratchet" anti-dilution provision specifically referenced by the Staff in its delisting letter is common to many comparable financings. The Company informed the Nasdaq Staff that its April Financing reflected that marketetplace both as to the terms it contained and the requirement that it act rapidly to accept those terms or face the prospect of possibly losing the opportunity to complete the financing and satisfy its funding needs.

      o Delaware corporation law, to which the Company is subject, prohibits the Company from issuing common stock in excess of 20% of that which was outstanding at the time of the closing of the April Financing. On April 29, 2005, the Company had approximately 8.9 million shares of authorized common stock available for partial conversion of the 2008 Notes, which represents approximately 17% of the number of shares that were outstanding prior to the April Financing. Therefore, the Company could not issue in excess of 20% of the outstanding common stock, as a matter of controlling state law, whether or not anti-dilution protections were triggered. The Company believes, and so advised the Nasdaq Staff, that the limitation imposed on it under Delaware law is a unique, legally mandated situation, and not an "artificial cap" as described in the Nasdaq Staff's interpretation of the Rule.

      o The Company offered to agree with the Nasdaq that it would not take any action that would trigger the application of the Rule. Specifically, the Company offered that (1) it would not issue any shares of its common stock (or securities convertible into or exercisable for its common stock) other than the limited number of shares which it was currently obligated to issue upon conversion of the 2008 Notes and shares and options under the Company's stock option plan before the Special Meeting and (2) the Company would act to insure that no such issuance pursuant to (1) above would trigger the anti-dilution adjustments of the securities issued by the Company on April 29, 2005. As a practical matter, the Company had only 8.915 million authorized and unissued shares available on April 29, 2005 (all of which are reserved for conversion of the Notes) and approximately 6,790 million shares available under its long-term stock incentive plan. The issuances of shares in either case would not have triggered the 2008 Notes' anti-dilution protections pursuant to the terms of the indenture. As a result, the conversion price of the 2008 Notes could not have been, actually or potentially, less than the market value of the common stock on April 29, 2005.

      o The Company has been, and remains, committed to exploring possible amendments with the holders of the 2008 Notes and Warrants to address the Nasdaq concerns and has emphasized that to the Nasdaq Staff. The Nasdaq Staff stated that, unless the Company would consider rescinding the offering and thereby offer to return the funds to the investors, in addition to seeking an amendment, the Nasdaq Staff would not consider the Company's proposed plan to regain compliance with the Rule to be sufficient to meet the Staff's concerns. The Nasdaq Staff stated this notwithstanding the fact that a successful amendment would, in the Nasdaq's stated view, address the Nasdaq Staff's concerns, and that the Company does not have a right, under the indenture or warrant agreement, to unilaterally rescind the offering.

      The Company plans to appeal the Nasdaq decision, pursuant to the Nasdaq's rules. The initial appeal will temporarily suspend the delisting pending its resolution. The Company has undertaken, and will continue to undertake, all possible efforts to address the Staff's concerns and comply with Nasdaq's continued listing requirements and also to appeal the delisting notification. The Company believes that despite its best efforts, it may not be able to satisfy the Nasdaq Staff's requirements for continued listing on the Nasdaq National Market. In addition, it is premature to evaluate its chances of success on appeal.

      Transfer of Listing to the AMEX

      The Company believes that despite its best efforts to appeal the Nasdaq Staff's decision, it may not be able to persuade Nasdaq to accept the Company's position, nor satisfy the Staff's requirements for continued listing on the Nasdaq National Market. The Company therefore has explored with the AMEX ("AMEX") the potential for transferring the listing of its common stock to the AMEX. Informal, non-binding conversations with listing qualifications and marketing representatives of AMEX indicate that the Company's common stock meets the AMEX's initial listing standards. The Company will continue to pursue its application for listing its common stock on the AMEX, which it filed on June 3, 2005.

      There is no assurance that the Company's listing application will be approved by the AMEX or that, if it is approved, such approval will be obtained before the likely delisting of its common stock from the Nasdaq National Market becomes effective. The Company's notification of appeal of the Staff's delisting notice which the Company will file before the June 17 deadline, will have the effect of temporarily suspending the delisting. Within 45 days of the filing, a hearing on the appeal will be heard by the Nasdaq listing and qualifications panel. The Company has a right to appeal any adverse ruling by the panel, but such an appeal would not necessarily further delay any delisting order.

Proposal 1: Amendment of Certificate of Incorporation to Increase by 40 million shares the Company's Authorized Capital.

      We are requesting stockholder approval to amend our Certificate Incorporation to increase the number of authorized shares of common stock from 70 million shares to 110 million shares, an increase of 40 million shares. The requested share increase will allow the Company to utilize the additional shares of common stock for general corporate purposes, including for possible use in connection with future financings, strategic relationships and acquisitions (none of which are currently the subject of any agreement, arrangement or understanding), as well as the continued use for motivation of our key employees.

      In addition to the above, approval of the additional authorized shares of common stock will permit us to reserve an additional approximately 8.4 million shares of common stock required for conversion of all of the 2008 Notes and exercise of all of the Warrants (at the initial conversion and exercise prices), including approximately 3.5 million shares of common stock required for exercise of the investor Options to purchase up to an additional 20% of the 2008 Notes and Warrants sold in the April Financing. On April 29, 2005, we had available approximately 8.9 million shares of unrestricted, authorized common stock, including shares formerly reserved for conversion of our 2006 Notes, reserved for conversion of the 2008 Notes. Consequentially we currently have no shares of our authorized common stock that are not issued or reserved for issuance.

      The proceeds from the issuance of the 2008 Notes and Warrants, and the investor Options if exercised, are being, and will be, used to fund pivotal clinical trials while we continue to search for a strategic partner. At the initial closing of the April Financing we deposited into escrow approximately $14.3 million of the net proceeds of the April Financing pending the approval and implementation of Proposal 1.

      If we do not get approval for, and file an amended Certificate of Incorporation by, August 29, 2005, with respect to a share increase of at least
5.5 million shares of common stock, interest on the 2008 Notes will increase monthly by an amount equal to 1.0% per annum, and subsequently continue to increase by a further 100 annualized basis points on the 29th of each successive month that the share increase has not been effected, up to a maximum aggregate interest rate of 15% per annum; provided that once the minimum share increase is effected, interest will revert to 5% (plus any additional interest that may be assessed pursuant to other terms of the Indenture). If we do not effect the share increase by January 15, 2007, the holders of the 2008 Notes will have the right to "put" their 2008 Notes to us, at any time thereafter, in whole or in part, at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest and additional interest, if any, to, but not including, the repurchase date. In the event we are required to repurchase 2008 Notes, we may first use the escrowed funds to effect such repurchases.

      We believe that the share increase above the required 5.5 million shares is necessary to allow us to (i) cover the exercise of the Warrants, (ii) have shares available to us for conversion of additional 2008 Notes and exercise of the additional Warrants in the event the Options are exercised, (iii) utilize stock to assist in funding our continued operations and expansion plans, including joint ventures, licensing arrangements, acquisitions and the development of certain strategic relationships, as well as the continued motivation of our key employees, and
(iv) pay interest on the 2008 Notes in shares if we so elect. While we have no current plans to effect any specific business transaction with additional shares, in the event we do effect any such transaction, shares will only be issued upon approval by our Board of Directors in a manner consistent with the exercise of its fiduciary duties.

      Stockholder approval of Proposal 1 will not assure that we will be able to raise additional funds sufficient to attain profitable operations. We believe, however, that approval of Proposal 1 will place the Company in a better position to obtain additional financing as and if necessary to continue our business plan, including completion of pivotal clinical trials of epratuzumab for the treatment of patients with moderate and severe systemic lupus erythematosus.

      Summary of Possible Additional Issuances of Shares of Common Stock Under the April Financing

      As of April 29, 2005, we had 8.9 million shares of common stock authorized (and not issued). Under the terms of the April Financing, we could be required to issue up to an additional approximately 11.8 million shares (at the initial conversion and exercise rates), as follows:

      Shares issuable upon conversion of the 2008 Notes      14,392,666
      Shares issuable upon exercise of the Warrants           2,878,533
      Shares issuable upon exercise of the Option Notes       2,878,533
      Shares issuable upon exercise of the Option Warrants      575,706
                                                             ----------
      TOTAL SHARES ISSUABLE                                  20,725,438

      Proposal 1 Effect On Existing Stockholders

      The common stock to be authorized will have rights identical to the currently outstanding common stock of the Company. Implementation of Proposal 1 and issuance of the common stock will not negatively affect the rights of holders of the Company's currently outstanding common stock, except for any dilutive effects incidental to issuing additional shares of common stock. As with any future issuance of common stock, the issuance of additional common stock will have a dilutive effect on the ownership interests of the Company's existing stockholders such as dilution to any future net income per share and any future payment of dividends per share, if and when the Company becomes profitable. The issuance of additional shares of common stock will also have a dilutive effect on the voting rights of current holders of common stock and, if and to the extent shares are sold for a price less than the then current market value of the stock, decrease the market value of the common stock. Furthermore, the increase in the number of shares of common stock available for sale in the market, particularly because we have agreed to register such shares for public resale, may represent an overhang on the market and could depress the market price of our common stock.

Proposal 2: Requirement for Conversion and Exercise Authorization in Accordance with the April Financing

      We are requesting stockholders to authorize the issuance of shares of common stock upon the conversion of our 2008 Notes and the exercise of our Warrants sold to investors in the April Financing, in each case at the election of holders of the 2008 Notes or Warrants at any time or from time-to-time prior to April 29, 2008, in accordance with the April Financing.

      Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) requires that we obtain stockholder approval for transactions other than public offerings prior to the issuance of listed securities in an amount in excess of 20% of our issued and outstanding stock if such issuance is at, or potentially at, a price that is less than the greater of book or market value of the stock. While the initial conversion price of the 2008 Notes and Warrants is in excess of the greater of book and market value of the common stock on the date of issuance, because we granted the holders of the 2008 Notes and Warrants the "full ratchet" anti-dilution protection we are required to seek stockholder approval before conversion of the 2008 Notes or Warrants.

      The approval of Proposal 2 by our stockholders cannot assure that we will be able to continue to list our shares on Nasdaq. However, we believe we may be in a better position to satisfy the continued listing requirements of Nasdaq if Proposal 2 is approved by our stockholders. If our stockholders approve Proposal 2, they will in effect be approving all of the provisions of the April Financing.

      Proposal 2 Effect On Existing Stockholders

      Implementation of Proposal 2 to authorize the issuance of shares of common stock upon the conversion into common stock of our 2008 Notes and Warrants in accordance with their terms will not have a dilutive effect to holders of the Company's currently outstanding common stock, except if the Company enters into a transaction that triggers the anti-dilution provisions of the April 29 Financing, as described above. If Proposal 2 is not authorized, the Company will be in violation of NASD Rule 4350(i)(1)(D), which may result in delisting of the Company from the Nasdaq National Market. If our stock is not accepted for listing on either the Nasdaq National Market or the AMEX, we cannot assure you that it would then be available for trading on the OTC Bulletin Board. In that event, stockholders may have difficult time getting a quote for the sale or purchase of our stock, the sale or purchase our stock would likely be made more difficult, and the trading volume and liquidity of our stock would likely decline. The absence of such a listing may adversely affect either or both of the acceptance of our common stock for as currency or the value accorded it by the other party and would result in adverse publicity.

Board Recommendation

      Our Board believes it is important to the Company and its and our stockholders' best interests to approve Proposal 1 to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock from 70 million to 110 million shares, an increase to 40 million shares, which will allow us to fund our operations and expansion plans, including for use in licensing agreement, joint ventures, the motivation of key employees, the development of strategic relationships and acquisitions (none of which, other than the continued motivation of our key employees, are currently the subject of any agreement, arrangement or understanding). and if Proposal 2 is also approved, to meet our obligations under the 2008 Notes, Warrants, and Options in accordance with the April Financing. Accordingly, the Board recommends that you vote FOR Proposal 1.

      Our Board believes it is also important to the Company and its and our stockholders' best interests to approve Proposal 2 to authorize the issuance of shares of common stock upon the conversion into common stock of our 2008 Notes and Warrants in accordance with their terms, which we believe will allow us to comply with AMEX Guide ss. 711, and if we also obtain amendments to the 2008 Notes and Warrants, may also allow us to retain our listing on the Nasdaq National Market. Accordingly, the Board recommends that you vote FOR Proposal 2.

Vote Required

      To approve Proposal 1, a quorum must be present or represented by proxy at the Special Meeting and stockholders holding a majority of our outstanding common stock must vote FOR this proposal.

      To approve Proposal 2, a quorum must be present or represented by proxy at the Special Meeting, and stockholders holding a majority of the shares voting at the meeting, in person, or by proxy, must vote FOR this proposal.

      Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against Proposal 1 but will not be counted for the Proposal 2, because Proposal 1 requires the affirmative vote of a majority of the outstanding shares, rather than a majority of the quorum.

      Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. If a broker returns a "non-vote" proxy, then the share represented by such proxy will be counted for the purpose of determining the presence of a quorum only. The term "broker non-votes" refers to shares held by a broker in street name that are present by proxy but are not voted pursuant to the rules prohibiting brokers from voting on non-routine matter without instruction from the beneficial owner of the shares. A broker non-vote will therefore be a vote against Proposal 1, but will not be counted for the outcome of the vote on Proposal 2 because Proposal 1 requires the affirmative vote of a majority of the outstanding shares, rather than a majority of the quorum.

Security Ownership of Certain Beneficial Owners and Management((1))

      The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 7, 2005 for: (i) each current director and executive officer, (ii) all of our current directors and executive officers as a group; and (iii) each stockholder known by us to own beneficially more than five percent (5%) of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

      The SEC deems shares of common stock that may be acquired by an individual
or group by [   ], 2005 (60 days after the record date) pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 54,073,059 shares of common stock outstanding on June 7, 2005.



----------

(1) Based upon information furnished to the Company by the beneficial owners or otherwise obtained from the stock transfer books of the Company.

                                             Shares Beneficially Owned***
                                             ----------------------------
      Names and addresses**                    Number             Percent
      ------------------------------------   ----------           -------
      Dr. David M. Goldenberg(1)              8,855,796              16.4%
      Cynthia L. Sullivan(2)                  8,918,006              16.5%
      Dr. Morton Coleman(3)                     369,000              *
      Dr. Marvin E. Jaffe(4)                    115,200              *
      Richard R. Pivirotto(5)                   135,000              `
      Mary E. Paetzold(6)                        60,800              *
      Don C .Stark                                    0              `
      Brian A. Markison                               0              `
      Dr. Ivan D. Horak(7)                      290,000              *
      Gerard G. Gorman(8)                       275,000              *
                                             ----------           -------
      All Directors and Executive Officers
         as a group (10 persons)(9)          10,315,635              19.1%

      FMR Corp.(10)                           5,293,400               9.8%
         82 Devonshire Street
         Boston, MA 02109

      Barclays Private Bank Limited (11)      2,749,336               5.1%
      59/60 Grosvenor Street
      London, W1X 9DA, England

      Deborah S. Orlove(12)                   3,790,100               7.0%
      200 L Street N.W., Suite 675
      Washington, D.C. 20036

----------
* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

** Except as noted, the address of each of the stockholders listed in the above table who own more than five percent of our common stock is c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. [All information in the table is based upon reports filed with the SEC or upon the 2004 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.]

*** Included with each share of common stock is a Preferred Share Purchase Right to acquire one one-thousandth of a share of our Series G Junior Participating Preferred Stock, par value $0.01 per share, which Preferred Share Purchase Rights are not presently exercisable.

(1) Consists of (i) 1,117,730 shares held by Dr. Goldenberg; (ii) 12,743 shares held by Ms. Sullivan, Dr. Goldenberg's wife; (iii) 10,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 3,291,769 shares held by Dr. Goldenberg as beneficial owner of four grantor retained annuity trusts; (v) 1,555,000 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by our majority-owned subsidiary, IBC Pharmaceuticals, Inc., of which Dr. Goldenberg is a director; (vii) 11,200 shares as to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,550,000 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock;
      (ix) 1,020,000 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 152,629 shares as to which Dr. Goldenberg has sole voting power pursuant to an agreement with Hildegard Gruenbaum Katz (his former wife); and (xi) 100,000 shares held by David M. Goldenberg Dynasty Trust. Dr. Goldenberg disclaims beneficial ownership with respect to an aggregate of 2,886,297 shares as listed in items (ii), (v), (vi), (vii), (ix), (x)and (xi) of the previous sentence.

(2) Consists of (i) 12,743 shares held by Ms. Sullivan; (ii) 1,117,730 shares held by Dr. Goldenberg, Ms. Sullivan's husband; (iii) 10,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 3,291,769 shares held as a trustee of four grantor retained annuity trusts for the benefit of Dr. Goldenberg; (v) 1,555,000 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held of IBC Pharmaceuticals, Inc., of which Ms. Sullivan is President; (vii) 11,200 shares to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,550,000 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,020,000 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 214,839 shares held as trustee of Escalon Foundation; and (xi) 100,000 shares held by David M. Goldenberg Dynasty Trust. Ms. Sullivan disclaims beneficial ownership with respect to an aggregate of 6,320,263 shares as listed in items (ii), (iv), (vi), (vii), (viii) (x) and (xi) of the previous sentence.

(3) Consists of (i) 60,250 shares held by Dr. Coleman's wife; (ii) 43,750 shares held by certain of his children; and (iii) ] 265,000 shares which may be acquired by him upon the exercise of options to purchase shares of common stock.

(4) Consists of 200 shares held directly by Dr. Jaffe and 115,000 shares which may be acquired by him upon the exercise of options to purchase shares of common stock.

(5) Represents shares which may be acquired upon the exercise of options to purchase shares of common stock.

(6) Consists of 3,300 shares held by Ms. Paetzold in her individual retirement account and 57,500 shares which may be acquired by her upon the exercise of options to purchase common stock.

(7) Represents shares which may be acquired by him upon the exercise of options to purchase shares of common stock.

(8) Represents shares which may be acquired upon the exercise of options to purchase shares of common stock.

(9)   See Notes 1-8 above.

(10) This information is based solely on a Schedule 13G filed on February 14, 2005 with the SEC.

(11) This information is based solely on a Schedule 13G filed on February 17, 2004 with the SEC.

(12) Consists of (i) 467,465 shares held by Ms. Orlove; (ii) 183,000 shares held by Escalon Corporation, of which she serves as a director; (iii) 214,839 shares held as trustee of Escalon Foundation; (iv) 2,875,344 shares held as trustee of four trusts for Dr. Goldenberg's other children and grandchildren; and (v) 49,452 shares as to which Ms. Orlove has voting or dispositive power as custodian of her children or as a trustee of a trust for their benefit. Ms. Orlove disclaims beneficial ownership of all shares except to the extent she holds a pecuniary interest.

No Preemptive or Appraisal Rights

      Holders of the Company's common stock have no preemptive rights to purchase additional shares upon issuance of additional shares by the Company. Under Delaware law, the Company's stockholders are not entitled to appraisal rights with respect to the proposed increase in the number of authorized shares.

Potential Anti-Takeover Effect

      Additional authorized shares are not sought for anti-takeover purposes. Increasing the number of authorized shares of the common stock is not motivated by takeover concerns and is not intended by the Board to be an anti-takeover measure. The proposed amendment to our Certificate of Incorporation (Proposal 1) is not in response to any known effort on the part of any party to accumulate material amounts of stock to acquire control of us or to change our management. However, the availability of additional authorized but unissued shares of common stock could enable the Board to make it more difficult for a person or group of persons to obtain control of the Company by a proxy or tender offer, by issuing shares in a defensive manner. For example, the existence of authorized but unissued shares permits the Board to issue such shares without stockholder approval that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for a combination of the Company with another company.

      The Company entered into a rights agreement on March 4, 2002 with American Stock Transfer and Trust Company as rights agent. However, the proposed amendment to our Certificate of Incorporation (Proposal 1) is not part of the rights agreement or any plan by management or the Board to impede a takeover effort and there are no plans by management to recommend further measures to the Board or stockholders to discourage tender offers or takeover attempts. The rights plan will be unaffected by Proposal 1.

Other Matters

      Only Proposal 1 and Proposal 2 set forth in the Notice for this Special Meeting of Stockholders may be presented for vote at the Special Meeting. Stockholder proposals for the 2005 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices at, 300
American Road, Morris Plains, New Jersey 07950 by [    ], 2006 for inclusion
in the Proxy Statement and Proxy relating to the 2005 Annual Meeting of
Stockholders, which is expected to be held on or about [    ], 2006.

Request For Vote

      It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. YOU ARE URGED TO PROMPTLY EXECUTE AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Special Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                        By Order of the Board of Directors,



                                        By:   /s/ David M. Goldenberg
                                            ------------------------------------
                                            David M. Goldenberg
                                            Chairman of the Board of Directors,
                                            Chief Strategic Officer

                         THIS PROXY IS SOLICITED BY AND
                       ON BEHALF OF THE BOARD OF DIRECTORS
                               IMMUNOMEDICS, INC.

                    PROXY - SPECIAL MEETING OF STOCKHOLDERS -

                                 July [  ], 2005

--------------------------------------------------------------------------------

SPECIAL MEETING PROXY CARD
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF IMMUNOMEDICS, INC. FOR THE
SPECIAL MEETING OF THE STOCKHOLDERS TO BE HELD ON [     ], 2005

The undersigned hereby appoints Gerard G. Gorman as true and lawful agent and proxy ("Proxy") to represent the undersigned at the Special Meeting of
Stockholders of Immunomedics, Inc. (the "Company") on[     ], 2005, at [     ]
and at any adjournment or postponement thereof, and authorizes said Proxy to vote all shares of the Company shown on the other side of this card with all the powers the undersigned would possess if personally present thereat.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 70 MILLION TO 110 MILLION SHARES. THE UNDERSIGNED
HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF THE COMPANY DATED [     ],
2005, SOLICITING PROXIES FOR THE SPECIAL MEETING.

All previous proxies given by the undersigned to vote at the Special Meeting or at any adjournment or postponement thereof are hereby revoked.

PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two methods outlined below to vote your proxy.

To vote using the Telephone (within     To vote using the Internet
U.S. and Canada)

Call toll free 1-8XX-XXX-XXXX in the    Go to the following web site:
United States or Canada any time on a   www.voteproxy.com
touch tone telephone. There is NO
CHARGE to you for the call if you       [Use the voter control number that is
call from the United States or          printed on this proxy card to access
Canada.                                 your account and vote your shares. You
                                        must specify how you want your shares
Follow the simple recorded              voted or your Internet vote cannot be
instructions.]                          completed and you will receive an error
                                        message. Your shares will be voted
                                        according to your instructions.]

--------------------------------------------------------------------------------
If you vote by telephone or Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m.
(CST), on July [  ], 2005.

THANK YOU FOR VOTING
--------------------------------------------------------------------------------

Stockholder Name

--------------------------------------------------------------------------------
Proxy - IMMUNOMEDICS, INC.
--------------------------------------------------------------------------------
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
--------------------------------------------------------------------------------
A.    PROPOSAL 1
The Board of Directors recommends a vote FOR the following proposal.

                                                         FOR   AGAINST   ABSTAIN

To approve an amendment to the Company's Certificate     [ ]     [ ]       [ ]
of Incorporation to increase the number of authorized shares of common stock from 70 million to 110 million shares.

Discretionary authority is hereby granted with respect to such other matters related to Proposal 1 as may properly come before the Special Meeting or any adjournment or postponement thereof.

                                                         [ ]     [ ]       [ ]

B.    PROPOSAL 2

The Board of Directors recommends a vote FOR the following proposal.

                                                         FOR   AGAINST   ABSTAIN

To approve the issuance of shares of Common Stock upon   [ ]     [ ]       [ ]
conversion into Common Stock of the 2008 Notes and exercise of the Warrants issued by the Company on April 29, 2005.

Discretionary authority is hereby granted with respect to such other matters related to Proposal 1 as may properly come before the Special Meeting or any adjournment or postponement thereof.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN BY PRESIDENT OR OTHER AUTHORIZED OFFICER AND INDICATE TITLE. IF SHARES ARE REGISTERED IN THE NAMES OF JOINT TENANTS OR TRUSTEES, EACH TENANT OR TRUSTEE IS REQUIRED TO SIGN.

Signature 1 - Please keep   Signature 2 - Please keep
signature within the box    signature within the box           Date (mm/dd/yyyy)
-------------------------   -------------------------          -----------------

                                                               __/__/____
-------------------------   -------------------------          -----------------

    ------------------------------------------------------------------------

                                ADMISSION TICKET

      Please tear off this Admission Ticket. If you plan to attend the Special Meeting of stockholders, you will need this ticket to gain entrance to the Special Meeting.

      The Special Meeting of stockholders will be held at the following address:
[            ], at[      ]. on [      ], 2005. You must present this ticket to
gain admission to the Special Meeting. You should send in your proxy or vote electronically even if you plan to attend the Special Meeting.